Exhibit 10.1

VISUALANT, INCORPORATED

AMENDMENT TO SERIES E WARRANT

THIS AMENDMENT TO SERIES E WARRANT (this “Amendment”) is made and entered into as of February 28, 2017, by and between [Warrant Holder] (the “Warrant Holder”), and Visualant, Incorporated, a Nevada corporation (the “Company”).

WHEREAS, in connection with the purchase of Series C Convertible Preferred Stock of the Company, the Warrant Holder received a Series E Warrant to purchase shares of common stock of the Company (the “Series E Warrant”); and

WHEREAS, the Warrant Holder and the Company now wish to amend the Series E Warrant to provide for the adjustment of the exercise price upon the occurrence of certain events;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

1.         Amendment of Series E Warrant.  Section 6 of the Series E Warrant (Adjustment of Exercise Price and Number of Shares) is hereby amended by adding a new Section 6(e), to read as follows:

“(e)      If the Company shall at any time prior to the expiration of this Warrant issue shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, except for Excepted Issuances, for a consideration at a price per share, or having a conversion, exchange or exercise price per share less than $0.70 per share, then immediately prior to such sale or issuance the exercise price of this Warrant shall be reduced to such other lower price. “Excepted Issuance” means: (i) Company’s issuance of Common Stock in full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to an approved stock plan at or above fair market value, and/or (iii) securities issued upon the exercise, exchange or conversion of any securities exercisable, exchangeable for or convertible into shares of Common Stock issued and outstanding as of the date hereof and pursuant to terms and conditions that have not been amended since the date hereof.”

2.         No Other Changes.  Except as specifically set forth in this Amendment, the terms of the Series E Warrant remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Company:

VISUALANT, INCORPORATED

By: ________________________________

Its: ________________________________

Warrant Holder:

___________________________________

Number of Shares: ____________________

By: ________________________________

Name: ______________________________

Title: _______________________________